Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Oppenheimer Funds

We consent to the use of our reports, with respect to the financial statements and financial highlights of the predecessor funds listed in Appendix I, that are part of the Oppenheimer Funds mutual fund group, each incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ KPMG LLP

Denver, Colorado

May 22, 2019

Appendix I

Predecessor Fund Name	Fiscal Year End	Audit Report Date
Oppenheimer Intermediate Term Municipal Fund	September 30, 2018	November 21, 2018

Oppenheimer Municipal Fund (formerly Oppenheimer Rochester Minnesota Municipal Fund)	March 31, 2018	May 25, 2018

Oppenheimer Rochester AMT-Free Municipal Fund	July 31, 2018	September 27, 2018

Oppenheimer Rochester AMT-Free New York Municipal Fund	September 30, 2018	November 21, 2018

Oppenheimer Rochester California Municipal Fund	July 31, 2018	September 27, 2018

Oppenheimer Rochester High Yield Municipal Fund, a series of Oppenheimer Multi-State Municipal Trust	July 31, 2018	September 27, 2018

Oppenheimer Rochester Limited Term California Municipal Fund	July 31, 2018	September 27, 2018

Oppenheimer Rochester Limited Term New York Municipal Fund, a series of Rochester Portfolio Series	December 31, 2018	February 22, 2019

Oppenheimer Rochester Fund Municipals	December 31, 2018	February 22, 2019

Oppenheimer Rochester New Jersey Municipal Fund, a series of Oppenheimer Multi-State Municipal Trust	July 31, 2018	September 27, 2018

Oppenheimer Rochester Pennsylvania Municipal Fund, a series of Oppenheimer Multi-State Municipal Trust	July 31, 2018	September 27, 2018